Exhibit 99.1

COLLECTORS UNIVERSE ANNOUNCES DEPARTURE OF DAVID G. HALL
AS PRESIDENT AND CHIEF OPERATING OFFICER

NEWPORT BEACH, CA – September 18, 2018 – Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, announced the termination of David G. Hall’s employment as the Company’s President and Chief Operating Officer, effective as of the close of business on September 18, 2018.

Joseph J. Orlando, the Company’s Chief Executive Officer, will assume Mr. Hall’s duties.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value-added services to the high-value collectibles markets. The Company authenticates and grades collectible coins, trading cards, event tickets, autographs and memorabilia (“collectibles”). The Company also compiles and publishes authoritative information about United States and world coins, collectible trading cards and sports memorabilia and operates its CCE dealer-to-dealer Internet bid-ask market for certified coins, its Coinflation.com website and its Expos trade show and conventions business. This information is accessible to collectors and dealers at the Company's website, http://www.collectorsuniverse.com and is also published in print.

Contact: Joseph Wallace Chief Financial Officer Collectors Universe 949-567-1245 Email: jwallace@collectors.com